FIRST AMENDMENT TO

INVESTMENT SUBADVISORY AGREEMENT

Between and Among

T. ROWE PRICE ASSOCIATES, INC.,

T. ROWE PRICE INTERNATIONAL LTD

And

T. ROWE PRICE HONG KONG LIMITED

 This amendment, made as of April 24, 2012, is to the Investment Subadvisory Agreement (“SubAdvisory Agreement”), between and among T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, T. Rowe Price International Ltd (the “Subadviser”), a corporation organized and existing under the laws of the United Kingdom and T. Rowe Price Hong Kong Limited (“TRP Hong Kong”), a corporation organized and existing under the laws of Hong Kong.

 WHEREAS, the Adviser has succeeded to all the assets and liabilities of TRPI in a merger transaction consummated on or about December 31, 2010; and accordingly, is the investment adviser to Institutional International, Price International, International Index, International Series and Spectrum Fund (collectively the “Company” or “Companies”), on behalf of the respective series listed on Appendix A (each, a “Fund,” and collectively, with the Strategic Income Fund, the “Funds”) pursuant to each respective Advisory Agreement (“Fund Advisory Agreement”), as restated solely to reflect the name of the Adviser as of the close of business on December 31, 2010;

 WHEREAS, the Subadviser is engaged in the business of, among other things, rendering investment advisory services and is registered as an investment adviser in the United States under the Investment Advisers Act of 1940, as amended (“Advisers Act”), the United Kingdom with the Financial Services Association (“FSA”) and other non-U.S. regulatory agencies;

 WHEREAS, the certain investment advisory services provided by the Subadviser under the SubAdvisory Agreement with respect to the T. Rowe Price Spectrum Fund, Inc., on behalf of the Spectrum International Fund, are no longer required; and

 WHEREAS, the Adviser has determined to terminate the Subadvisory Agreement with respect to the Spectrum International Fund;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

 1. Appendix A to the SubAdvisory Agreement is hereby amended to delete the reference to the T. Rowe Price Spectrum Fund, Inc., on behalf of the Spectrum International Fund,

 2. Except as provided herein, the SubAdvisory Agreement shall remain in full force and effect and shall continue without modification in accordance with its terms with respect to all other Funds listed in Appendix A.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the day and year first above written.

Attest: /s/Barbara A. Van Horn ______________________________________ Barbara A. Van Horn Secretary	T. ROWE PRICE ASSOCIATES, INC. /s/David Oestreicher By: ______________________________ David Oestreicher Vice President

Attest: /s/Barbara A. Van Horn ______________________________________ Barbara A. Van Horn Secretary	T. ROWE PRICE INTERNATIONAL LTD /s/Christine M. Morgan By: ______________________________ Christine M. Morgan Vice President

Attest: /s/Joan E. Flister ______________________________________ Joan E. Flister Assistant Secretary	T. ROWE PRICE HONG KONG LIMITED /s/Christine M. Morgan By: ______________________________ Christine M. Morgan Authorized Signatory

 APPENDIX A

 Amended as of April 24, 2012

  Date of Investment

  Management Agreement

T. ROWE PRICE INSTITUTIONAL INTERNATIONAL FUNDS, INC.

T. Rowe Price Institutional Africa & Middle East Fund February 6, 2008

T. Rowe Price Institutional Concentrated International Equity Fund April 29, 2010

T. Rowe Price Institutional Emerging Markets Equity Fund July 24, 2002

T. Rowe Price Institutional International Bond Fund April 24, 2007

T. Rowe Price Institutional International Growth Equity Fund October 25, 2000

T. ROWE PRICE INTERNATIONAL FUNDS, INC.

T. Rowe Price Africa & Middle East Fund April 24, 2007

T. Rowe Price Emerging Europe & Mediterranean Fund August 8, 2000

T. Rowe Price Emerging Markets Stock Fund October 25, 2000

T. Rowe Price European Stock Fund October 25, 2000

T. Rowe Price International Bond Fund October 25, 2000

T. Rowe Price International Discovery Fund October 25, 2000

T. Rowe Price International Growth & Income Fund October 25, 2000

T. Rowe Price International Stock Fund October 25, 2000

T. Rowe Price Japan Fund October 25, 2000

T. Rowe Price Latin America Fund October 25, 2000

T. Rowe Price New Asia Fund October 25, 2000

T. ROWE PRICE INTERNATIONAL INDEX FUND, INC.

T. Rowe Price International Equity Index Fund October 25, 2000

T. ROWE PRICE INTERNATIONAL SERIES, INC.

T. Rowe Price International Stock Portfolio October 25, 2000

T. ROWE PRICE STRATEGIC INCOME FUND, INC. October 21, 2008